EXHIBIT 23.2


                          Independent Auditors' Consent


              Boulay, Heutmacker, Zibell & Co. P.L.L.P. Letterhead



The Board of Directors
VideoLabs, Inc.


We hereby consent to the inclusion of our report dated February 5, 1999 on the financial statements of VideoLabs, Inc. for the years ended December 31, 1998 and 1997 by reference in the S-8 Registration Statement of VideoLabs, Inc. dated on or about September 22, 1999.


                                  /s/ Boulay, Heutmacker, Zibell & Co. P.L.L.P
                                  Boulay Heutmacker Zeibell & Co. P.L.L.P.

Minneapolis, Minnesota
September 22, 1999